                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   NOVEMBER 14, 1997


                             TECHNICLONE CORPORATION
               (Exact name of Registrant as specified in charter)


            DELAWARE                    0-17085                95-3698422
    (State or other jurisdiction      (Commission           (I.R.S. Employer
        of incorporation)             File Number)         Identification No.)


 14282 FRANKLIN AVENUE, TUSTIN, CALIFORNIA                      92780-7017
 (Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code:         (714) 838-0500


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)














                               Page 1 of 16 Pages
                           Exhibit Index is on Page 4


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ITEM 5    OTHER EVENTS

            On November 14, 1997, Techniclone Corporation, a Delaware corporation (the "Registrant" or the "Company") entered into a Termination and Transfer Agreement dated as of November 14, 1997, (the "Termination Agreement') with Alpha Therapeutic Corporation ("Alpha"). The Termination Agreement terminates the Development Agreement dated October 28, 1992, as amended and transfers to the Company all of Alpha's right, title and interest in and to the IND Application, related documents and the Company's clinical program relating to the LYM-1 (OncolymR) antibody (the "Product").

            The Termination Agreement requires certain payments to be made by the Company (i) upon the signing of the Agreement, (ii) when the first patient is enrolled in a Techniclone sponsored clinical trial, or six months, whichever is earlier, (iii) upon the Company's filing of a BLA for the Product, and (iv) upon FDA approval of the BLA for the Product.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)         EXHIBITS

            Exhibit No.      Description

            10.1 Termination and Transfer Agreement dated as of November 14, 1997 by and between Registrant and Alpha Therapeutic Corporation.*













--------------------------
*Registrant has sought confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit.









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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TECHNICLONE CORPORATION



Date:  November 20, 1997         By: /s/ William V. Moding
                                     ------------------------------------------
                                     William V. Moding, Chief Financial Officer





















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                                  EXHIBIT INDEX


            Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report.



                                                                Sequentially
Exhibit No.                   Description                       Numbered Page
-----------                   -----------                       -------------

10.1          Termination and Transfer Agreement dated as of          5
              November 14, 1997 by and between Registrant and Alpha Therapeutic Corporation*





















--------------------------
     *Registrant has sought confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit.



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